Exhibit 23.  Consent of Independent Registered Public Accounting Firm




       Consent of Independent Registered Public Accounting Firm



The Board of Directors
Capital City Bank Group, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-18557, No. 33-60113, No. 333-18543, No. 333-120242,
and No. 333-36693) on Form S-8 and No. 333-20683 on Form S-3D of Capital City Bank Group, Inc. of our reports dated March 16, 2006, with respect to the consolidated statements of financial condition of Capital City Bank Group, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareowners' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Capital City Bank Group, Inc.


KPMG LLP

Orlando, Florida
March 16, 2006
Certified Public Accountants